Exhibit 99.1

Department of Justice Clears Sale of Cvent to Vista Equity Partners
TYSONS CORNER, Va - November 18, 2016 - Cvent, Inc. (NYSE: CVT), a leading cloud-based enterprise event management company, and Vista Equity Partners (“Vista”), a leading private equity firm focused on software, data and technology-enabled businesses, today announced that they have received notification from the U.S. Department of Justice that the Department of Justice has concluded its investigation into the proposed acquisition of Cvent by an affiliate of Vista.
Cvent and Vista have agreed that all conditions to the completion of the merger have now been irrevocably satisfied and that the merger will be closed on or before November 29, 2016.
About Cvent
Cvent, Inc. (NYSE: CVT) is a leading cloud-based enterprise event management company, with approximately 16,000 customers and 2,000 employees worldwide. Cvent offers software solutions to event planners for online event registration, venue selection, event management, mobile apps for events, email marketing, and web surveys. Cvent provides hoteliers with an integrated platform, enabling properties to increase group business demand through targeted advertising and improve conversion through proprietary demand management and business intelligence solutions. Cvent solutions optimize the entire event management value chain and have enabled clients around the world to manage hundreds of thousands of meetings and events. For more information, please visit Cvent.com, or connect with us on Facebook, Twitter or LinkedIn.

About Vista
Vista, a U.S.-based private equity firm with offices in Austin, Chicago and San Francisco, with more than $20 billion in cumulative capital commitments, currently invests in software, data and technology-based organizations led by world-class management teams with long-term perspective. Vista is a value-added investor, contributing professional expertise and multi-level support towards companies realizing their full potential. Vista’s investment approach is anchored by a sizable long-term capital base, experience in structuring technology-oriented transactions, and proven management techniques that yield flexibility and opportunity in private equity investing. For more information, please visit www.vistaequitypartners.com.
Forward-Looking Statements
This press release, and the documents to which Cvent refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Cvent’s expectations or beliefs concerning future events, including the timing of the transaction and other information relating to the transaction. Forward-looking statements include information concerning possible or assumed future results of operations of Cvent, the expected completion and timing of the transaction and other information relating to the transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “may,” “will,” “could,” “should,” “would,” “assuming” and similar expressions are intended to identify forward-looking statements. You should read statements that contain these words carefully. They discuss Cvent’s future expectations or state other forward-looking information and may involve known and unknown risks over which Cvent has no control. Those risks include, (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect Cvent’s business and the price of the common stock of Cvent, (ii) the failure to satisfy of the conditions to the consummation of the transaction, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the transaction on Cvent’s business relationships, operating results and business generally, (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction, (vi) risks related to diverting management’s attention from Cvent’s ongoing business operations and (vii) the outcome of any legal proceedings that may be instituted against us related to the merger agreement or the transaction. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, Cvent does not undertake to update these forward-looking statements to reflect future events or circumstances.